UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2024

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Goldman Sachs Group, Inc. (the “Registrant,” the “firm” or “we”) today announced that the Board of Directors (“Board”), upon the recommendation of the Compensation Committee, has determined the 2023 total annual compensation for David Solomon, Chairman and Chief Executive Officer.

Mr. Solomon’s total annual compensation for 2023 is $31 million (which consists of an annual base salary of $2 million, unchanged year-over-year, as well as annual variable compensation of $29 million). Seventy percent of this annual variable compensation (i.e., $20.3 million) is in the form of performance-based restricted stock units (“PSUs”), which tie 100% of Mr. Solomon’s equity-based compensation to ongoing performance metrics, with the remainder to be paid in cash. This compares to Mr. Solomon’s total annual compensation for 2022 of $25 million.

The Compensation Committee was guided in its determination of 2023 compensation by, among other things, the firm’s Assessment Framework, which is comprised of identified financial performance metrics as well as non-financial factors (i.e., strategic priorities and client orientation, risk management and controls, and people strategy scorecard).

In making its determinations, the Compensation Committee considered, among other things:

•	Mr. Solomon’s decisive leadership in recognizing the need to clarify and simplify the firm’s forward strategy,

•	The firm’s swift execution on a series of actions that narrowed its strategic focus and strengthened the firm’s platform for 2024 and beyond,

•	Continued progress on strategic priorities in the firm’s core franchises: Global Banking & Markets and Asset & Wealth Management,

•	The firm’s ongoing emphasis on delivering long-term value for shareholders,

•	Mr. Solomon’s steadfast focus on client centricity and One Goldman Sachs as foundational to the firm,

•	His dedicated commitment to the firm’s culture, Core Values and advancing the firm’s people strategy, and

•	The firm’s demonstrated investment to promote the strength of the firm’s risk management and control environment.

The Committee also considered the firm’s 2023 financial performance, both on an absolute basis and relative to peer results as well as in the context of the 2023 operating environment and longer-term results. The Compensation Committee recognized that these results were affected by a number of factors, such as strong client franchise performance, including leading positions across Global Banking & Markets, but also the execution of the firm’s own initiatives to narrow its strategic focus. While these strategic actions negatively impacted short-term performance, the Compensation Committee believes that the actions of senior management were critical to reorienting the firm with a much stronger platform for 2024 and beyond.

For the year ended December 31, 2023, the Registrant reported full-year net revenues of $46.25 billion, net earnings of $8.52 billion, diluted earnings per common share of $22.87 and return on average common shareholders’ equity of 7.5%. For 2023, the firm also delivered book value per share growth of 3.3%.

The firm’s full-year 2023 results were impacted by selected items related to the execution of the firm’s narrowed strategic focus, in addition to the FDIC special assessment fee. These items reduced 2023 net earnings by $2.8 billion, EPS by $8.04 and ROE by 2.6 percentage points.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: February 16, 2024	By:	/s/ Kathryn H. Ruemmler
Name: Kathryn H. Ruemmler
Title: Chief Legal Officer and General Counsel